Exhibit 99.1

     WEST BANCORPORATION, INC. ANNOUNCES AN AGREEMENT TO PURCHASE INVESTORS
                  MANAGEMENT GROUP FROM AMCORE FINANCIAL, INC.

    WEST DES MOINES, Iowa, and ROCKFORD, Ill., Oct. 24 /PRNewswire-FirstCall/ -- The Boards of Directors of West Bancorporation, Inc. (Nasdaq: WTBA) and AMCORE Financial, Inc. (Nasdaq: AMFI) today announced a definitive agreement for West Bancorporation to acquire Investors Management Group (IMG), a wholly-owned subsidiary of AMCORE and the largest Iowa-based manager of pooled public funds. Following completion of the acquisition, IMG will become a wholly-owned subsidiary of West Bancorporation.

    The acquisition is subject to customary conditions, including approvals or consents from a requisite percentage of IMG's clients, and is expected to close late in fourth quarter 2005. West Bancorporation expects the acquisition to be neutral to earnings in 2006 and accretive thereafter. The financial terms of the transaction were not disclosed.

    West Bancorporation presently provides asset management services through its subsidiary WB Capital Management Inc., doing business as VMF Capital. Investors Management Group's strength as a fixed-income asset manager will complement VMF Capital's expertise in equity asset management.

    In making the announcement, AMCORE Chairman, President and Chief Executive Officer Kenneth E. Edge said, "AMCORE is deeply committed to expanding the value-added wealth management services and options it offers its clients and customers. Selling IMG supports our strategy of being a provider of high quality investment products, rather than a developer of proprietary investment products. IMG consistently has delivered solid fixed-income performance and will be a good fit for West Bancorporation. Headquartered in Iowa, West Bancorporation can better facilitate the expansion of Des Moines-based IMG's institutional investment business."

    "We have great respect for IMG's business and team," said Thomas E. Stanberry, Chairman, President and CEO of West Bancorporation. "This transaction expands our core financial services to include comprehensive asset management solutions for our business, institutional and high-net-worth customers, while providing an additional source of fee income. For over 20 years, IMG has been serving customers in the upper Midwest, and we are pleased to bring its ownership back home to Iowa."

    IMG has 29 employees in its West Des Moines office and assets under management exceeding $3.8 billion. The same time-proven group of IMG fixed-income experts and decision-makers will continue to manage fixed-income investments for AMCORE clients including the Vintage fixed-income mutual funds as well as AMCORE Bank's own bond portfolio, which totals $1.1 billion. "This transaction will benefit both our customers and our shareholders," said Mr. Edge. "Our customers will continue to benefit from IMG's fixed-income expertise and we will continue to offer the Vintage fixed-income mutual funds through our bank branches as one of several fixed income offerings. Our shareholders will benefit from increased management focus on AMCORE's core business."

    AMCORE Financial will hold a conference call at 3 p.m. central time on Monday, October 24, 2005. The call will last approximately one hour and feature remarks by Kenneth E. Edge, AMCORE's chairman, president and chief executive officer and John Hecht, AMCORE's executive vice president and chief financial officer. Interested parties are invited to join the live broadcast by calling 1-800-588-4973, ID number 13066021 or via webcast at http://www.AMCORE.com . A replay of the call will be available until October 28 by calling 1-888-843-8996, ID number 13066021 and will be available on the Company website until November 7.

    Optima Group, Inc. of Fairfield, CT, provided strategic advice to AMCORE Financial, Inc. on this transaction. Piper Jaffray & Co. served as advisor to West Bancorporation, Inc.

    ABOUT WEST BANCORPORATION
    West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans for 112 years, West Bank, a wholly owned subsidiary of West Bancorporation, is a community bank that focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. The Bank has two full-service offices in Iowa City, one full-service office in Coralville, and eight full-service offices in the greater Des Moines area. VMF Capital, a wholly owned subsidiary of West Bancorporation, has offices in Cedar Rapids, and Des Moines, Iowa, providing portfolio management services to individuals, retirement plans, corporations, foundations and endowments. West Bancorporation common stock is listed on the NASDAQ National Market under the symbol "WTBA." Further information about West Bancorporation can be found at http://www.westbankiowa.com .

    ABOUT AMCORE FINANCIAL
    AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion and investment assets under administration of $4.6 billion with 73 locations in Illinois, Wisconsin and Iowa. After the IMG sale closes, AMCORE's trust and retirement plan services assets under administration will remain unchanged at $2.8 billion. Institutional and public fund assets, which will continue to be managed and administered by IMG, total $1.8 billion.

    AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, asset management and employee benefit plan record keeping. AMCORE common stock is listed on the NASDAQ National Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at http://www.AMCORE.com .

    Forward-Looking Statements
    This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the agreement between AMCORE Financial, Inc. and West Bancorporation, Inc. including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized; (ii) statements with respect to AMCORE Financial and West Bancorporation's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as 'believes', 'expects', 'anticipates', 'estimates', 'intends', 'plans', 'targets' and similar expressions. These statements are based upon the current beliefs and expectations of West Bancorporation and AMCORE Financial's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

    Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of AMCORE Financial and/or West Bancorporation to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include the risks detailed from time-to-time in each company's SEC reports, including the Annual Report and form 10-K for the year ended December 31, 2004.

SOURCE  West Bancorporation, Inc.; AMCORE Financial, Inc.
    -0-                             10/24/2005
    /CONTACT: media inquiries, Katherine Taylor, Investor Relations, +1-815-961-7164, or financial inquiries, John Hecht, Chief Financial Officer, +1-815-961-2787, both of AMCORE; or media inquiries, Katy Mackay, Director of Marketing, +1-515-222-2359, or financial inquiries, Doug Gulling, Chief Financial Officer, +1-515-222-2309, both of West Bancorporation/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.AMCORE.com
                http://www.westbankiowa.com /